EXHIBIT 10.1
AMENDED AND RESTATED
1996 LONG-TERM INCENTIVE PLAN
OF
ZAPATA CORPORATION
     1. Objective. The 1996 Long-Term Incentive Plan (the “Plan”) of Zapata Corporation, a Nevada corporation (the “Company”), is designed to retain key executives and other selected employees and reward them for making major contributions to the success of the Company and its Subsidiaries (as hereinafter defined). These objectives are to be accomplished by making awards under the Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth. and performance of the Company and its Subsidiaries.
     2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:
          “Award” means the grant of any form of stock option, stock appreciation right stock award or cash award, whether granted singly, in combination or in tandem, to a Participant pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.
          “Award Agreement” means a written agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.
          “Board” means the Board of Directors of the Company.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          “Committee” means such committee of the Board as is designated by the Board to administer the Plan, except that if the Board elects to administer the Plan itself, “Committee” shall refer to the Board. The Committee shall be constituted to permit the Plan to comply with Rule 16b-3, as hereinafter defined.
          “Common Stock” means the Common Stock par value $.01 per share, of the Company.
          “Director” means an individual serving as a member of the Board.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
          “Fair Market Value” means, as of a particular date, (i) if the shares of Common Stock are fisted on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which such shares are so listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the shares of Common Stock are not so listed but are quoted in the NASDAQ National Market System, the closing sales price per share of Common Stock on the NASDAQ National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by NASDAQ, or, if not reported by NASDAQ, by the National Quotation Bureau, Inc.
          “Participant” means an employee of the Company or any of its Subsidiaries to whom an Award has been made under this Plan.
          “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.
          “Subsidiary” means any corporation of which the Company directly or indirectly owns shares representing more than 50% of the voting power of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation.
     3. Eligibility. Employees of the Company and its Subsidiaries eligible for an Award under this Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries.
     4. Common Stock Available for Awards. There shall be available for Awards granted wholly or partly in Common Stock (including rights or options may be exercised for or settled in Common Stock) during the term of this Plan an aggregate of 8,000,000 shares of Common Stock. Notwithstanding the foregoing, not more than an aggregate of 7,250,000 shares of Common Stock shall be available in the form of an incentive stock option (“ISO”) and 750,000 shares of Common Stock shall be available for Awards other than stock options and stock appreciation rights granted at an exercise or strike price not less than the Fair Market Value on the date of grant. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file required documents with governmental authorities and stock exchanges and transaction reporting systems to make shares of Common Stock available for issuance pursuant to Awards. Common Stock related to Awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant, or are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards hereunder.
     5. Administration. This Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. Unless otherwise provided in an Award Agreement with respect to a particular award, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant holding such Award or (ii) consented to by such Participant, (but only to the extent such change does not cause the Plan to fail to meet the requirements of Sections 409A(a)(2), 409A(a)(3) and 409A(a)(4) of the Code). The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee or officer of the Company to whom it has delegated authority in accordance with the provisions of Paragraph 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.
     6. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish. except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.
     7. Awards. The Committee shall determine the type or types of Awards to be made to each Participant under this Plan. Each Award made hereunder shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant and by the Chief Executive Officer, the Chief Operating Officer or any Vice President of the Company for and on behalf of the Company. Awards may consist of those listed in this Paragraph 7 and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity, but only if such Award, in replacement of, or as alternatives to grants or rights under this Plan (a) would not constitute an acceleration of deferred compensation for purposes of Section 409A(a)(3) of the Code, and (b) meets the requirements of Sections 409A(a)(2), 409A(a)(3) and 409A(a)(4) of the Code. An Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. An Award may provide that to the extent that the acceleration of vesting or any payment made to a Participant under this Plan in the event of a change of control of the Company is subject to federal income, excise or other tax at a rate above the rate ordinarily applicable to like payments paid in the ordinary course of business (“Penalty Tax”), whether as a result of the provisions of Sections 280G and 4999 of the Code, any similar or analogous provisions of any statute adopted subsequent to the date hereof, or otherwise, then the Company shall be obligated to Pay such Participant an additional amount of cash (the “Additional Amount”) such that the net amount received by such Participant, after paying any applicable Penalty Tax and any federal or state income tax on such Additional Amount, shall be equal to the amount that such Participant would have received if such Penalty Tax were not applicable, provided, however, that if an event that constitutes a change in control does not constitute a “change in control” under Section 409A of the Code (or the regulations promulgated thereunder), no payments with respect to the award shall be made under this paragraph until such payments would not constitute an impermissible acceleration under Section 409A of the Code. Notwithstanding anything herein to the contrary, no Participant may be granted, during any three-year period, Awards consisting of stock options or stock appreciation rights exercisable for more than 12.5% of the shares of Common Stock reserved for issuance under the Plan.
          (a) Stock Option. An Award may consist of a right to purchase a specified number of shares of Common Stock at a specified price that is not less than the greater of (i) the Fair Market Value of the Common Stock on the date of grant and (ii) the par value of the Common Stock on the date of grant. A stock option may be in the form of an ISO which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code.
          (b) Stock Appreciation Right. An Award may consist of a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the stock appreciation right (“SAR”) is exercised over a specified strike price as set forth in the applicable Award Agreement.
          (c) Stock Award. An Award may consist of Common Stock or may be denominated in units of Common Stock. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the Award Agreement, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance. Such Awards may be based on Fair Market Value or other specified valuations. The certificates evidencing shares of Common Stock issued in connection with a stock award shall contain appropriate legends and restrictions describing the terms and conditions of the restrictions applicable thereto.
          (d) Cash Award. An Award may be denominated in cash with the amount of the eventual payment subject to future service and such other restrictions and conditions as may be established by the Committee, and set forth in the Award Agreement including, but not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance.
     8. Payment of Awards.
          (a) General. Payment of Awards may be made in the form of cash or Common Stock or combinations thereof and may include such restrictions as the Committee shall determine, including in the case of Common Stock, restrictions on transfer and forfeiture provisions. As used herein, “Restricted Stock” means Common Stock that is restricted or subject to forfeiture provisions.
          (b) Deferral. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee which comply with the following: A Participant must elect by written notice to the Company, which notice must be made before the later of (i) the close of the tax year preceding the year in which the Award is granted or (ii) 30 days of first becoming eligible to participate in the Plan (or, if earlier, the last day of the tax year in which the participant first becomes eligible to participate in the Plan) and on or prior to the date the Award is granted, to defer the receipt of all or a portion of the payment of an Award; provided that the Committee may impose such additional restrictions with respect to the time at which a participant may elect to defer receipt of Common Stock subject to the deferral election. Any election after the period described above (a “subsequent election”) cannot be effective for at least twelve (12) months after the date of such subsequent election. Further, the payment date elected pursuant to the subsequent election must not occur earlier than the date which is at least five (5) years from the date that the original payment would have been made. Finally, the subsequent election cannot be made less than twelve (12) months prior to the date of the first scheduled payment. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.
          (c) Dividends and Interest. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in Common Stock or units of Common Stock.
          (d) Substitution of Awards. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.
     9. Stock Option Exercise. The Price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or other Awards to exercise a stock option as it deems appropriate. If permitted by the Committee, payment may be made by successive exercises by the Participant. The Committee may provide for loans from the Company to permit the exercise or purchase of Awards and may provide for procedures to permit the exercise or purchase of Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award, provided the same are permissible under applicable laws. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.
     10. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.
     11. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) no amendment or alteration that would impair the rights of any Participant under any Award previously granted to such Participant shall be made, without such Participant’s consent and (ii) no amendment or alteration shall be effective prior to approval by the Company’s stockholders to the extent such approval is required by applicable legal requirements. In addition, the Board expressly reserves the right to amend the Plan, as required, to comply with any requirements of the Code including any regulatory guidance issued with respect to Section 409A of the Code.
     12. Termination of Employment. Upon the termination of employment by a Participant, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. In the event of such a termination. the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify the Award in any manner that is either (i) not adverse to such Participant or (ii) consented to by such Participant but only to the extent permitted by Sections 409A(a)(2), 409A(a)(3) and 409A(a)(4) of the Code.
     13. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan constituting a derivative security within the meaning of Rule 16a-l(c) under the Exchange Act shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph 13 shall be null and void.
     14. Adjustments.
          (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.
          (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, the Committee will adjust proportionally (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards denominated in Common Stock or units of Common Stock; (ii) the exercise or other price in respect of such Awards; and (iii) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make such adjustments or other provisions as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume stock options, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options, or to make provision for the acceleration of the exercisability of, or lapse of restrictions with respect to, Awards and the termination of unexercised options in connection with such transaction, but only if such substitution, assumption, acceleration or lapse (a) would not constitute a distribution of deferred compensation for purposes of Section 409A(a)(3) of the Code or (b) constitutes a distribution of deferred compensation that is permitted under regulations issued pursuant to Section 409A(a)(3) of the Code.
     15. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed and any applicable federal and state securities law. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.
     16. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.
     17. Claims Procedure.

          (a) In the event the Company fails to make any payments under the Plan as agreed, to obtain payment under the Plan, the Participant must file a written claim with the Company on such forms as shall be furnished to him by the Company. If a claim for payment is denied by the Company, in whole or in part, the Company shall provide adequate notice in writing to the Participant within ninety (90) days after receipt of the claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice indicating the special circumstances and the date by which a final decision is expected to be rendered shall be furnished to the Participant. In no event shall the period of extension exceed one hundred eighty (180) days after receipt of the claim. The notice of denial of the claim shall set forth (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent provisions of the Agreement on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) a statement that any appeal of the denial must be made by giving to the Company, within sixty (60) days after receipt of the notice of the denial, written notice of such appeal, such notice to include a full description of the pertinent issues and basis of the claim. The Participant may review pertinent documents and submit issues and comments in writing to the Company. If the Participant fails to appeal such action to the Company in writing within the prescribed period of time, the Company’s adverse determination shall be final, binding and conclusive.
          (b) If the Participant appeals the denial of a claim for payment within the appropriate time, the Participant must submit the notice of appeal and all relevant materials to the Committee. The Committee may hold a hearing or otherwise ascertain such facts as it deems necessary and shall render a decision which shall be binding upon both parties. The decision of the Committee shall be made within sixty (60) days after the receipt of the notice of appeal, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible but not later than one hundred twenty (120) days after receipt of the request for review. If such an extension of time is required, written notice of the extension shall be furnished to the Participant prior to the commencement of the extension. The decision of the Committee shall be in writing, shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the provisions of the Plan on which the decision is based and shall be promptly furnished to the Participant.
     18. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code, the securities laws of the United States, or the Employee Retirement Income Security Act of 1974, shall be governed by and construed in accordance with the laws of the State of Nevada.
     19. Effective Date of Plan. The adoption of this Plan is expressly conditioned upon the approval by the holders of a majority of shares of Common Stock and the Company’s $.01 Preference Stock present, or represented and entitled to vote on the matter, voting together as a single class. If the stockholders of the Company should fail so to approve this Plan, this Plan shall be of no force or effect.